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                                                                EXHIBIT 23.2



                             [ARTHUR ANDERSEN LETTERHEAD]




July 19, 2001


Luminent, Inc.
20550 Nordhoff Street
Chatsworth, California 91311


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.



/s/ T N Soong & Co.


T N Soong & Co.
A Member Firm of Andersen Worldwide, SC
Taipei, Taiwan, the Republic of China